SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

NUMEREX CORP.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1600 Parkwood Circle
Suite 200
Atlanta, Georgia

(Address of principal executive offices)

30339

(Zip code)

(770) 693-5950

(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 PRESS RELEASE DATED JULY 1, 2004

Item 5. Other Events and Regulation FD Disclosure

On July 1, 2004, Numerex Corp. announced that it signed a comprehensive distribution agreement for its MobileGuardian vehicle tracking and recovery system with Southwest Dealer Service, Inc. The press release announcing the agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

99.1 Text of Press Release, dated July 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP. (Registrant)
/s/ Stratton J. Nicolaides
/s/ Stratton J. Nicolaides
Chairman and Chief Executive Officer
Date: July 1, 2004